Exhibit 99.1

MindMed Reports Third Quarter 2023 Financial Results and Business Highlights

– Topline readout of MM-120 in GAD (Phase 2b) expected in Q4 2023 –

– Topline readout of MM-120 in ADHD (Phase 2a proof-of-concept) anticipated by the end of Q1 2024 –

– MM-402 in ASD on track for Phase 1 clinical trial initiation in Q4 2023 –

– Cash and cash equivalents of $117.7 million at September 30, 2023 –

– Company to host conference call today at 4:30 PM ET –

NEW YORK, November 2, 2023 -- Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today reported its financial results for the quarter ended September 30, 2023.

“During the third quarter we continued to focus on execution ahead of several key data readouts in the coming months. This includes, in particular, topline results from our Phase 2b study of MM-120 in generalized anxiety disorder (GAD) which are anticipated by the end of this year. Additionally, we anticipate the initiation of our Phase 1 study of MM-402 by the end of this year and reporting topline data from our proof-of-concept study of MM-120 in ADHD by the end of Q1 2024.” said Robert Barrow, Chief Executive Officer and Director of MindMed. “The continued growth in prevalence and impact of GAD, ASD and other brain health disorders highlights the importance and timeliness of our innovative programs. Our team remains singularly focused on delivering novel treatments for brain health disorders to the millions of patients in need and we are eager to share these important milestones in the months ahead.”

Recent Highlights and Anticipated Upcoming Milestones:

Phase 2b study evaluating MM-120 for generalized anxiety disorder (GAD) in adults.

•
Study MMED008 is a multi-center, parallel, randomized, double-blind, placebo-controlled, dose-optimization study. The trial enrolled 198 participants who were randomized to receive a single oral administration of MM-120 (25 µg, 50 µg, 100 µg or 200 µg) or placebo.
•
The primary objective of the study is to determine the dose-response relationship of four doses of MM-120 versus placebo as measured by the change in Hamilton Anxiety Rating Scale (HAM-A) from Baseline to Week 4.
•
Dosing is complete with topline results for the primary endpoint (Week 4) expected to be announced in Q4 2023.

•
We anticipate the announcement of 12-week safety and efficacy results by the end of Q1 2024 and the presentation of the full data from the study at a scientific meeting in 2024.

Proof-of-Concept study evaluating repeated low-dose administration of MM-120 for attention-deficit/hyperactivity disorder (ADHD) in adults.

•
Study MMED007 is a multi-center, randomized, double-blind, placebo-controlled study. The trial enrolled 53 participants who were randomized to receive twice-weekly oral doses of MM-120 20 μg or placebo for 6 weeks.
•
Topline results expected by the end of Q1 2024.
•
The primary endpoint of this study is the mean change from baseline at Week 6 in ADHD symptoms, as assessed by the Adult ADHD Investigator Rating Scale (AISRS).

Advancing development of MM-402 (R(-)-MDMA) for autism spectrum disorder (ASD) into first clinical trial in Q4 2023.

•
The Company plans to initiate its first clinical trial of MM-402 in Q4 2023. This Phase 1 study is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM-402, and to evaluate early signals of efficacy to support the Company’s approach in targeting core symptoms of ASD in adults.
•
University Hospital Basel (UHB) in Switzerland, the Company’s collaborator, is currently enrolling participants in a Phase 1 investigator-initiated trial of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy adult volunteers. This trial is designed to assess the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. The Company anticipates topline results to be presented in the first half of 2024.
•
In October 2023, the Company presented results from a MM-402 nonclinical study in a model of ASD, titled “MM-402 demonstrates better efficacy than S(+)-3,4-MDMA or (±)-3,4-MDMA in Fmr1 knockout mice, an animal model of autism spectrum disorder” at the 36th Annual European College of Neuropsychopharmacology (ECNP) Congress.

Third Quarter 2023 Financial Results

Cash and Cash Equivalents Balance. As of September 30, 2023, MindMed had cash and cash equivalents totaling $117.7 million compared to $142.1 million as of December 31, 2022. The Company believes its available cash and cash equivalents as well as its committed credit facility are expected to fund operations into 2026, if certain milestones are achieved that unlock additional capital.

Net Cash Used in Operating Activities. For the nine months ended September 30, 2023, net cash used in operating activities was $43.8 million, compared to $37.3 million in the nine months ended September 30, 2022.

Research and Development (R&D). R&D expenses were $13.2 million for the quarter ended September 30, 2023, compared to $7.8 million for the quarter ended September 30, 2022, an increase of $5.4 million. The increase was primarily due to increases of $6.4 million in expenses related to clinical research and product development for the MM-120 GAD study, and $0.4 million in internal personnel costs as a result of increasing research and development capacities, partially offset by a decrease of $0.4 million in expenses related to our MM-402 program, a decrease of $0.2 million related to our paused MM-110 program, a decrease of $0.5 million in preclinical activities, and a decrease of $0.2 million in connection with various external R&D collaborations.

General and Administrative (G&A). G&A expenses were $8.4 million for the quarter ended September 30, 2023, compared to $9.2 million for the quarter ended September 30, 2022, a decrease of $0.8 million. The decrease was primarily related to issuance costs related to the Company's 2022 USD Financing Warrants that were issued as part of the Company's public equity offering which closed on September 30, 2022.

Net Loss. Net loss for the quarter ended September 30, 2023, was $17.9 million, compared to $16.5 million for the same period in 2022.

Conference Call and Webcast Reminder

MindMed management will host a conference call at 4:30 PM EST today to provide a corporate update and review the Company’s third quarter 2023 financial results. Individuals may participate in the live call via telephone by dialing (855) 327-6837 (domestic) or (631) 891-4304 (international). The webcast can be accessed live here on the Financials page in the Investors section of the MindMed website, https://mindmed.co/. The webcast will be archived on the Company’s website for at least 30 days after the conference call.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, statements regarding the progress of trials and studies; results and timing of and reporting of topline data from clinical trials; the potential benefits of the Company’s product candidates, and the Company’s cash runway and committed credit facility funding its operations into 2026 if certain milestones are achieved that unlock additional capital. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 under headings such as “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media & Investor Inquiries, please contact:

Maxim Jacobs, CFA
Vice President, Investor Relations and Corporate Communications
Mind Medicine (MindMed) Inc.
ir@mindmed.co
media@mindmed.co

Mind Medicine (MindMed) Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$13,203	$7,772	$40,578	$27,339
General and administrative	8,413	9,211	31,083	25,092
Total operating expenses	21,616	16,983	71,661	52,431
Loss from operations	(21,616)	(16,983)	(71,661)	(52,431)
Other income/(expense):
Interest income, net	1,163	360	3,759	443
Foreign exchange (loss)/gain, net	(439)	138	(244)	94
Change in fair value of 2022 USD Financing Warrants	3,020	—	(3,671)	—
Other (expense)/income	(51)	—	(51)	1
Total other income/(expense), net	3,693	498	(207)	538
Net loss	(17,923)	(16,485)	(71,868)	(51,893)
Other comprehensive loss
Gain/(loss) on foreign currency translation	415	(107)	150	(303)
Comprehensive loss	$(17,508)	$(16,592)	$(71,718)	$(52,196)
Net loss per common share, basic and diluted	$(0.45)	$(0.56)	$(1.85)	$(1.82)
Weighted-average common shares, basic and diluted	39,720,007	29,296,333	38,798,374	28,566,161

Mind Medicine (MindMed) Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$117,699	$142,142
Prepaid and other current assets	2,387	3,913
Total current assets	120,086	146,055
Goodwill	19,918	19,918
Intangible assets, net	1,317	3,689
Other non-current assets	229	331
Total assets	$141,550	$169,993

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,686	$2,111
Accrued expenses	9,957	5,877
2022 USD Financing Warrants	13,511	9,904
Total current liabilities	31,154	17,892
Credit facility, long-term	14,068	—
Other liabilities, long-term	349	1,184
Total liabilities	45,571	19,076

Shareholders' Equity:
Common shares, no par value, unlimited authorized as of September 30, 2023 and December 31, 2022; 40,094,708 and 37,979,136 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	361,538	344,758
Accumulated other comprehensive income	777	627
Accumulated deficit	(266,336)	(194,468)
Total shareholders' equity	95,979	150,917
Total liabilities and shareholders' equity	$141,550	$169,993